Exhibit 10.22

SECOND AMENDMENT AGREEMENT

This SECOND AMENDMENT AGREEMENT (this “Amendment”), dated as of October 11, 2012, which amends that certain Credit Agreement, dated as of October 1, 2010, among the Borrower, Holdings, the Administrative Agent (each as defined below), the Lenders from time to time party thereto, and the other agents party thereto (as amended by that certain First Amendment and Refinancing Agreement, dated as of March 1, 2011, and as otherwise amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), is made by and among NBTY, INC., a Delaware corporation (the “Borrower”), ALPHABET HOLDING COMPANY, INC., a Delaware corporation (“Holdings”), each of the undersigned banks and other financial institutions party hereto as Lenders, and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower and Holdings desire to amend the Credit Agreement to (i) permit Holdings to issue senior unsecured notes; (ii) increase the general Restricted Payments basket from $35.0 million to $50.0 million; (iii) increase the maximum Total Leverage Ratio test which governs the making of Restricted Payments using Cumulative Credit from 3.5:1.0 to 4.5:1.0; (iv) modify the definition of Cumulative Credit so that it conforms to the builder basket used in the Borrower’s Senior Notes Indenture (including replacing the Excess Cash Flow accumulation mechanism with one based on 50% of the Borrower’s consolidated net income (as calculated under the Senior Notes Indenture)), commencing October 1, 2010; (v) modify the definition of Excess Cash Flow to permit the Borrower to deduct from calculations of Excess Cash Flow Restricted Payments made by the Borrower and used by Holdings to (A) make interest payments on its permitted senior unsecured notes, or (B) pay a single special dividend to Equity Holders of Holdings, so long as such special dividend is paid on or prior to the 45th day following the date of effectiveness of this Amendment; and (vi) provide that any Term B-1 Loans prepaid pursuant to a Repricing Transaction during the one year period commencing on the date of effectiveness of this Amendment will be subject to a 1.0% prepayment premium.

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the consent of the Required Lenders is required to make the amendments described in the preceding paragraph; and

WHEREAS, the undersigned Lenders (such undersigned Lenders, the “Consenting Lenders”, which Consenting Lenders also constitute the Required Lenders under the Credit Agreement), the Administrative Agent, the Borrower and Holdings have agreed, subject to the terms and conditions stated below, to the amendment of the Credit Agreement, as set forth in Section 1 below;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                          Amendments to the Credit Agreement.  Pursuant to Section 10.01 of the Credit Agreement, and subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 3 hereof, each of the Borrower, Holdings, each Consenting Lender, and the Administrative Agent hereby agree and consent to the amendment of Credit Agreement as set forth below in this Section 1.

(a)                                 The following defined terms shall be added to Section 1.01 of the Credit Agreement, in alphabetical order:

“Cumulative Credit CNI” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(a)  any net after-tax extraordinary, nonrecurring or unusual gains or losses or income or expenses (including the effect of all fees and expenses relating thereto), including, without limitation, any fees, expenses, charges or payments made under or contemplated by the Merger Agreement or otherwise related to the Transaction, shall be excluded;

(b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(c)  any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(d) any net after-tax gains or losses (including the effect of all fees and expenses or charges relating thereto) attributable to business dispositions (including Capital Stock (as defined in the Senior Notes Indenture as in effect on the date hereof) of any Person) or asset dispositions or abandonments other than in the ordinary course of business (as determined in good faith by the Borrower) shall be excluded;

(e) any net after-tax gains or losses (including the effect of all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Swap Contracts and other derivative instruments shall be excluded;

(f) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Guarantor), shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(g) the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its

Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that (x) the net loss of any such Restricted Subsidiary shall be included therein and (y) the Cumulative Credit CNI of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(h) any non-cash compensation expense realized from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(i) (i) (A) the non-cash portion of “straight-line” rent expense shall be excluded and (B) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (ii) non-cash gains, losses, income and expenses resulting from fair value accounting required by FASB ASC 815 shall be excluded;

(j) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 shall be excluded;

(k) any (i) severance or relocation costs or expenses, (ii) one-time non-cash compensation charges, (iii) the costs and expenses after October 1, 2010 related to employment of terminated employees, or (iv) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on October 1, 2010 of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(l) accruals and reserves, contingent liabilities and any gains and losses on the settlement of any pre-existing contractual or non-contractual relationships as a result of the Transaction that are established or adjusted within 12 months after October 1, 2010 and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(m) the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets (including intangible assets, goodwill and deferred financing costs but excluding accounts receivable) or liabilities resulting from the application of GAAP (including in connection with the Transaction) and the amortization of intangibles arising from the application of GAAP (excluding any non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded; and

(n)  any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment (as defined in the Senior Notes Indenture as in effect on the date hereof), Asset Sale (as defined in the Senior Notes Indenture as in effect on the date hereof),  issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to October 1, 2010 and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded.

In addition, to the extent not already included in the Cumulative Credit CNI of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Cumulative Credit CNI shall include the amount of proceeds actually received from business interruption insurance and reimbursements of any expenses and charges pursuant to indemnification or other reimbursement provisions in connection with any Permitted Investment (as defined in the Senior Notes Indenture as in effect on the date hereof) or any sale, conveyance, transfer or other disposition of assets permitted under the terms of the Senior Notes Indenture.

Notwithstanding the foregoing, there shall be excluded from Cumulative Credit CNI any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Borrower or a Restricted Subsidiary of the Borrower to the extent such dividends, repayments or transfers increase the amount of Cumulative Credit pursuant to clauses (e) and (f) of the definition of “Cumulative Credit “.

As used in this definition, “Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock (as defined in the Senior Notes Indenture as in effect on the date hereof) dividends.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Borrower).

“FASB ASC” means the Accounting Standard Codifications as promulgated by the Financial Accounting Standards Board, including any renumbering of such standards or any successor or replacement section or sections promulgated by the Financial Accounting Standards Board.

“Holdco Financing Documentation” means any Holdco Notes, any indenture entered into with respect to any Holdco Notes, and any documentation governing any Permitted Refinancing of the Holdco Notes.

“Holdco Notes” means any senior unsecured notes issued by Holdings, and any exchange notes issued in exchange therefor.

“Second Amendment Agreement” means the Second Amendment Agreement, dated as of October 11, 2012, made by and among the Borrower, Holdings, the Administrative Agent, and each of the Lenders party thereto.

“Second Amendment Date” means the first date on which all of the conditions precedent set forth in Section 3 of the Second Amendment Agreement are satisfied or waived in accordance with the terms thereof and Section 10.01 hereof.

(b)                                 The definition of “Consolidated Net Income” in Section 1.01 of the Credit Agreement is hereby amended by deleting the parenthetical “(or, for purposes of calculating Cumulative Credit, either during such period or in respect of any future period)” set forth in clause (v) of such definition.

(c)                                  The definition of “Cumulative Credit” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Cumulative Credit” means, as at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to:

(a) 50% of the Cumulative Credit CNI of the Borrower for the period (taken as one accounting period) from October 1, 2010 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Cumulative Credit CNI for such period is a deficit, minus 100% of such deficit); plus

(b) 100% of the aggregate net proceeds, including cash and the Fair Market Value of assets other than cash, received by the Borrower after October 1, 2010 from the issue or sale of Equity Interests of the Borrower (other than “Excluded Equity” (as defined in the Senior Notes Indenture as in effect on the date hereof), including such Equity Interests issued upon exercise of warrants or options; plus

(c) 100% of the aggregate amount of contributions to the capital of the Borrower received in cash and the Fair Market Value of property other than cash after October 1, 2010 (other than Excluded Equity); plus

(d) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock (as defined in the Senior Notes Indenture as in effect on the date hereof), of the Borrower or any Restricted Subsidiary thereof issued after October 1, 2010 (other than Indebtedness or Disqualified Equity Interests issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary)) which has been converted into or exchanged for Equity Interests in the Borrower or Holdings or any other direct or indirect parent of the Borrower (other than Excluded Equity); plus

(e) 100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Borrower or any Restricted Subsidiary from:

(i)  the sale or other disposition (other than to the Borrower or a Subsidiary of the Borrower) of “Restricted Investments” (as defined in the Senior Notes Indenture as in effect on the date hereof) made by the Borrower and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Borrower and its Restricted Subsidiaries by any Person (other than the Borrower or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to Section 3.4(b)(vii) or (x) of the Senior Notes Indenture);

(ii) the sale (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary)) of the Capital Stock (as defined in the Senior Notes Indenture as in effect on the date hereof) of an Unrestricted Subsidiary; or

(iii) any distribution or dividend from an Unrestricted Subsidiary (to the extent such distribution or dividend is not already included in the calculation of Cumulative Credit CNI); plus

(f)  in the event any Unrestricted Subsidiary of the Borrower has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower, in each case after October 1, 2010, the Fair Market Value of the Investment (as defined in the Senior Notes Indenture as in effect on the date hereof) of the Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 3.4(b)(vii) or (x) of the Senior Notes Indenture or constituted a Permitted Investment (as defined in the Senior Notes Indenture as in effect on the date hereof)); minus

(g) the sum of all amounts of Cumulative Credit applied to make Restricted Payments, Investments and prepayments of Junior Financing prior to the applicable date of determination.

(d)                                 The definition of “Excess Cash Flow” in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (b)(iii) thereof in its entirety and replacing it with the following:

(iii)                             Restricted Payments made by the Borrower Parties (A) to the extent that such Restricted Payments are permitted to be made under Section 7.06(e), solely to the extent made, directly or indirectly, with the proceeds from events or circumstances that were included in the calculation of Consolidated Net Income and excluding any Restricted Payments made using the Cumulative Credit, and

(B)  to the extent that such Restricted Payments are permitted to be made under Section 7.06(f) and consist of (x) a single Restricted Payment paid to Holdings during the period commencing on the Second Amendment Date, and ending on the date that is 45 days after the Second Amendment Date, the proceeds of which are used to pay a special dividend to holders of Equity Interests in Holdings, or (y) Restricted Payments made to Holdings and applied by Holdings to the payment of interest permitted under Section 7.16 hereof and that is then accrued and payable under any Holdco Notes;

(e)                                  The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately prior to clause (ix) thereof, and (ii) inserting the phrase “, and (x) the Second Amendment Agreement” immediately preceding the period at the end of such definition.

(f)                                   The definition of “Retained Percentage” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(g)                                  Section 2.05 of the Credit Agreement is hereby amended by replacing the phrase “within one (1) year after the First Refinancing Date” set forth in Section 2.05(a)(iv) with the phrase “within one (1) year after the Second Amendment Date”.

(h)                                 Section 7.06(f) of the Credit Agreement is hereby amended by (i) replacing the phrase “equal to $35,000,000” set forth in Section 7.06(f)(1) with the phrase “equal to $50,000,000”, and (ii) replacing the phrase “maximum Total Leverage Ratio of 3.5:1.0” set forth in Section 7.06(f)(2)(B) with the phrase “maximum Total Leverage Ratio of 4.5:1.0”.

(i)                                     Section 7.16 of the Credit Agreement is hereby amended by deleting clauses (i) and (ii) thereof in their entirety and replacing them with the following:

(i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Borrower, the performance of the Loan Documents, the Junior Financing Documentation, the Holdco Financing Documentation or, in each case, activities expressly permitted hereunder and thereunder, and the consummation of the Transaction, (ii) incur any Indebtedness, other than (A)  pursuant to any Loan Document and other than Guarantees of Indebtedness permitted to be incurred hereunder by any Loan Party, and (B) pursuant to the Holdco Financing Documentation,

(j)                                    Section 7.16 of the Credit Agreement is hereby further amended by (i) re-lettering clauses (c) through (h) of such Section 7.16 as clauses (d) through (i), and (ii) inserting the following clause immediately after clause (b) of such Section 7.16:

(c) the performance of its obligations under any Holdco Notes and other Holdco Financing Documentation, including without limitation, the payment of interest and other amounts due and payable under any Holdco Notes,

Section 2.                                          Representations and Warranties.  Each of Holdings and the Borrower hereby represents and warrants to the Consenting Lenders and the Administrative Agent, as of the Second Amendment Date that:

(a)                                 Both before and after giving effect to this Amendment, the representations and warranties of the Borrower and Holdings contained in Article V of the Amended Credit Agreement, or in any other Loan Document, shall be true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect) on and as of such date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect) as of such earlier date,  and (ii) that for purposes of this Section 2, the representations and warranties contained in Section 5.05(a), Section 5.05(b) and Section 5.05(e), of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a), Section 6.01(b) and Section 6.01(c) of the Credit Agreement, respectively.

(b)                                 At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3.                                          Conditions to Effectiveness.  This Amendment shall become effective on and as of the Business Day occurring on or before October 15, 2012 on which the following conditions precedent shall have been satisfied or waived in accordance with Section 10.01 of the Credit Agreement (such date, the “Second Amendment Date”):

(a)                                 The receipt by the Administrative Agent (or its counsel) of duly executed counterparts of this Amendment from each of the parties hereto (including counterparts duly executed and delivered by Lenders constituting the “Required Lenders” under the Credit Agreement), each of which shall be originals or facsimiles or “.pdf” files (followed promptly by originals).

(b)                                 No Default or Event of Default shall exist, or would result from the execution and delivery of this Amendment or from the related transactions.

(c)                                  The representations and warranties of the Borrower and Holdings made pursuant to Section 2 of this Amendment shall be true and correct as of the Second Amendment Date.

(d)                                 All costs, fees, expenses (including without limitation legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other compensation contemplated by Section 5 hereof or by the Credit Agreement, payable to the Administrative Agent (including on behalf of the Lenders) shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail) required to be paid on the Second Amendment Date shall have been paid.

(e)                                  The Borrower shall have paid to the Administrative Agent on or prior to the Second Amendment Date, for the account of each Lender (other than any Defaulting Lender) that has unconditionally and irrevocably returned an executed signature page to this Amendment to the Administrative Agent (or its counsel) at or prior 12:00 p.m., New York City time on October 11, 2012 (the “Consent Deadline”) consenting to the amendments set forth in Section 1 hereof, an amendment fee (the “Amendment Fee”) in an amount equal to 0.25% of the sum of the aggregate principal amount of all of the Loans and Commitments of such Lender outstanding or in effect, as applicable, as of the Consent Deadline (it being understood that the Borrower shall have no liability to pay any of the Amendment Fee if the Second Amendment Date does not occur).

Section 4.                                          Reference to and Effect on the Credit Agreement; Confirmation of Holdings.

(a)                                 On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment (the Credit Agreement, as so amended, the “Amended Credit Agreement”).

(b)         Each Loan Document, after giving effect to this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Loan Documents (including the Security Agreement, each Guaranty and the other Collateral Documents) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Amendment, in each case subject to the terms thereof.

(c)          Each Loan Party party hereto hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Collateral Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Secured Obligations under the Loan Documents, including, without limitation, all Obligations resulting from or incurred pursuant to the this Amendment and the Credit Extensions made pursuant hereto, in each case subject to the terms thereof, and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty to which it is a party.

(d)         The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

Section 5.                                          Costs, Expenses.  The Borrower hereby agrees to pay on receipt of a reasonably detailed written invoice therefor all reasonable out of pocket costs and expenses of the Administrative Agent (including without limitation legal fees and expenses)  in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, in accordance with the terms of Section 10.04 of the Credit Agreement.

Section 6.                                          Counterparts.  This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of a scanned image of an executed counterpart of a signature page to this Amendment and each other Loan Document shall be effective as delivery of an original executed counterpart of this Amendment and such other Loan Document.  The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 7.                                          Survival of Representations and Warranties.  All representations and warranties made hereunder or in other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of its consent to this Amendment, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 8.                                          Loan Document.  This Amendment is a “Loan Document” under, and as defined in, the Amended Credit Agreement, and may not be amended, modified or waived except in accordance with the terms and conditions of Section 10.01 of the Amended Credit Agreement.

Section 9.                                          Integration.  This Amendment, along with the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

Section 10.                                   Severability.  If any provision of this Amendment or any other Loan Document is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.                                   Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 12.                                   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

SECTION 13.                  GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment Agreement to be duly executed as of the date first above written.

NBTY, INC.

By:	/s/ Michael Collins
Name: Michael Collins
Title: Chief Financial Officer

ALPHABET HOLDING COMPANY, INC.

By:	/s/ Michael Collins
Name: Michael Collins
Title: Chief Financial Officer

[SIGNATURE PAGE]

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ David Barton
Name: David Barton
Title: Director

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Second Amendment Agreement to be executed and delivered by a duly authorized officer as of October 11, 2012.

[Signed by each of the Lenders]

,
as Lender

By:
Name:
Title:

[SIGNATURE PAGE]